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                                   EXHIBIT 2
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                      EXECUTIVE OFFICERS AND DIRECTORS OF
                MORGAN STANLEY DEAN WITTER EQUITY FUNDING, INC.

The names of the Directors and the names and titles of the Executive Officers of Morgan Stanley Dean Witter Equity Funding, Inc. ("Equity Funding") are set forth
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below. The principal occupation for each of the persons listed below is an officer of Morgan Stanley & Co. Incorporated. If no address is given, the Director's or Executive Officer's business address is that of Morgan Stanley & Co. Incorporated at 1585 Broadway, New York, New York 10036. Unless otherwise indicated, each title set forth opposite an individual's name refers to Equity Funding and each individual is a United States citizen.

DIRECTORS                                       Title

James L. Liang                                  Director
Mary G. Meeker                                  Director
Stephen R. Munger                               Director
Ruth M. Porat                                   Director

OFFICERS                                        Title

Stephen R. Munger                               Chairman and President
Debra M. Aaron                                  Vice President
William John Atkins                             Vice President
Steven L. Brown                                 Vice President
Pietro Cinquegrana                              Vice President
Thomas A. Clayton                               Vice President
James T. Keane                                  Vice President
David Landman                                   Vice President
James L. Liang                                  Vice President
Mary G. Meeker                                  Vice President
Louis A. Palladino, Jr.                         Vice President
Ruth M. Porat                                   Vice President
Bruce R. Sandberg                               Vice President
Dhiren H. Shah                                  Vice President
James M. Wilmott                                Vice President
Michael S. Zuckert                              Vice President
Alexander C. Frank                              Treasurer
Martin M. Cohen                                 Vice President and Secretary